STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                 ARTICLES OF INCORPORATION (Filed July 26, 1996)
                 -----------------------------------------------


Pursuant to Sec.55-2-02 of the General Statutes of North Carolina, the undersigned does hereby submit these articles of Incorporation for the purpose of forming a business corporation.

1.     The  name  of  the  corporation  is:  GREAT  LAND  DEVELOPMENT  CO
                                             -----------------------------

2.     The  number  of  shares  the  corporation  is authorized to issue is: 100
                                                                             ---
These  shares  shall  be:  (check  either  A  or  B)
A.     [X]  all  of  one  class,  designated  as  common  stock;  or
B. [ ] divided into classes or series within a class as provided in the attached schedule, with the information required by NCGS Sec. 55-6-01

3. The street address and county of the initial registered office of the corporation is:
     Number  and  street:       5602  MC  CALLUM  CT.
                                 ---------------------
     City,  State,  Zip  Code:  CHARLOTTE,  NC  28226  County:  MECKLENBURG
                                -------------------------------------------

4. The mailing address if different from the street address of the initial registered office is: SAME
                         ----

5.     The  name  of  the  initial  registered  agent  is:  DUANE  C.  BENNETT
                                                            ------------------

6. Any other provisions which the corporation elects to include are attached.

7.     The  name  and  address  of  each  incorporator  are  as  follows:
          DUANE  C.  BENNETT
          5602  MC  CALLUM  CT.
          CHARLOTTE,  NC  28226

8. These articles will be effective upon filing, unless a date and or time is specified: July 30, 1996

This  the  5th  day  of  July,  1996.

/s/  DUANE  C.  BENNETT
-----------------------
PRESIDENT  AND  INCORPORATOR


                             STATE OF NORTH CAROLINA
                      DEPARTMENT OF THE SECRETARY OF STATE

                              ARTICLES OF AMENDMENT
                              BUSINESS CORPORATION

Pursuant to '55-10-06 of the General Statutes of North Carolina, the undersigned corporation hereby submits the following Articles of Amendment for the purpose of amending its Articles of Incorporation.

1.     The  name  of  the  corporation  is  Great  Land  Development  Co.@

2. The text of each amendment adopted is as set forth below in the resolution unanimously adopted by written consent of the shareholders of the
Corporation:

NOW, THEREFORE, BE IT RESOLVED by the shareholders of the Corporation, pursuant to the recommendation of the Board of Directors, that the Articles of Incorporation of Great Land Development Co. be amended so as to change the name of the Corporation to "XENICENT, INC." and that, to that end, Paragraph 1 of said Articles of Incorporation be stricken out and deleted in its entirety and the following new Paragraph 1 be substituted in lieu thereof:

"1.     The  name  of  the  Corporation  is  XENICENT,  INC."

;  and

FURTHER RESOLVED by the shareholders of the Corporation, that the Articles of Incorporation of Great Land Development Co. be amended so as to specify that the purpose for which the Corporation is organized is the transaction of any and all lawful business and that, to that end, the following Paragraph of said Articles of Incorporation be stricken out and deleted in its entirety:

The development of quality properties within the USA-- concentration on land, its highest and best use.@

 and  the  following  new  Paragraph  9  be  substituted  in  lieu  thereof:

A9.     The purpose for which the Corporation is organized is the transaction of any  and  all  lawful  business.@

3. The only exchange, reclassification or cancellation of issued shares as a result of this amendment will be effected in the following manner:

The holder(s) of outstanding shares of common stock of the Corporation will be requested to surrender their certificates, and in exchange therefore, the Corporation shall issue and deliver new certificates bearing the name "Xenicent, Inc." in the place of "Great Land Development Co." or an appropriate notation may be endorsed or affixed to said certificates for the purpose of indicating the change of name.
4. The date of adoption of each amendment by the share-holders of the Corporation was November 8, 2000.

5. The amendments were approved by shareholder action, and such shareholder approval was obtained as required by Chapter 55 of the North Carolina General Statutes.

6. These articles will be effective upon filing, unless a delayed time and date is specified:


This  the  8th  day  of  November,  2000.

     GREAT  LAND  DEVELOPMENT  CO.

    /S/DUANE BENNETT
By:______________________________
     Duane  C.  Bennett,  President